EXHIBIT 10.12


                    PURCHASE SALE AND PARTICIPATION AGREEMENT


                                    REGARDING

                    CERTAIN PROPERTIES IN LOUISIANA AND TEXAS


                               BETWEEN 5 JAB, INC.
                             AS OPERATOR AND SELLER


                                       AND

                                THREE FORKS, INC.

                            AS PARTICIPANT AND BUYER


                          DATED AS OF FEBRUARY 27, 2013






































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                      PURCHASE AND PARTICIPATION AGREEMENT
                                      FOR
                    SELECT PROPERTIES IN LOUISIANA AND TEXAS

This Agreement (the "Agreemento) is made and entered into as of the 27th day of February, 2013 by and between the following named Parties (the "Partieso) whose addresses, telephone, and facsimile numbers are set forth with their respective names, to-wit:

               Five J.A.B.Inc. ('Operator") or ("Seller)"
                               16202 Butera Rd,
                               Magnolia, TX 77355

                               Attention:
                               James ("Bubba") Bohannon
                               Telephone: (281) 356-7767
                               Fax: (281) 252-0575

                                       and

             THREE FORKS, INC. ("Participant") or ("Buyer")
                               555 Eldorado Blvd., Suite 100
                               Broomfield, Colorado 80021
                               Attention: Donald Walford, CEO
                               Telephone: (303)404-2160
                               Fax:


                              W I T N E S S E T H:

Precis. Five J.A.B., Inc. ("Operator") of Magnolia, Texas, is the owner and operator of certain oil and gas wells and leases (the opropertieso) described in Exhibit "A", attached hereto and made a part hereof. The Participant has reviewed geological, engineering, and production data pertaining to the Properties and has made the determination to purchase an interest in the Properties. The precise working interest and net revenue interest percentages (the "Interests") to be purchased by the Participant are Identified in Exhibit "A". In addition, the Participant has determined, in concurrence with the Operator, that the production from the Properties can be enhanced by the application of a ten (10) well workover and development program (the "Development Program"), described below. This Agreement sets forth the terms and conditions upon which (i) the Participant agrees to purchase the Interests from the Operator and (ii) the parties describe the proposed Development Program to develop the Properties.


1. THE PROPERTIES. The Properties are comprised of the oil and gas wells and leases described in the attached Exhibit "A". The Properties were acquired and are currently operated by the Operator.

2. AGREEMENT TO PURCHASE THE INTERESTS. The Operator hereby agrees to sell, transfer and assign seventy-five percent (75.0%) all of the Seller's right title and interest to the following (such interests are collectively herein called the "Assets"):

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     a.   the oil and  gas  leases,  mineral  executive  interests,  contractual rights, rights to explore, produce and develop, rights to drain, wellbore interests and/or properties listed and described in any manner on Exhibit A (including any renewals, extensions, ratifications and amendments to such interests whether or not such renewals, extensions, ratifications or amendments are described on Exhibit A) (any such rights or interests individually referred to as a "Lease" or collectively, the "Leases");

     b. all oil and gas wells, salt water disposal wells, Injection wells and other wells located on, or pooled or unitized with, any of the Leases, as listed on Exhibit A (collectively the "Wells");

     c. all structures, facilities, foundations, wellheads, tanks, pumps, compressors, separators, heater treaters, valves, fittings, equipment, machinery, fixtures, flowlines, pipelines, platforms, tubular goods, materials, tools, supplies, improvements, and any other real, personal, immovable and mixed property located on, used in the operation of, or relating to the production, treatment, non-regulated transportation, gathering, marketing, sale, processing, handling or disposal of hydrocarbons, water, and associated substances produced or drained from the Leases (the "Facilities"), but excluding all of Operator's vehicles, equipment, supplies, tools and other personal property not used solely to operate the Properties or used in Operator's general business operations;

     d. all natural gas, casing head gas, drip gasoline, natural gasoline, natural gas liquids, condensate, products, crude oil and other hydrocarbons, whether gaseous or liquid, produced or drained from or allocable to the Assets (as defined above) on and after the Effective Date (the "Hydrocarbons");

     e. to the extent transferable, all contracts, permits, rights-of-way, easements, licenses, servitudes, transportation agreements, pooling agreements, operating agreements, gas balancing agreements, participation and processing agreements, confidentiality agreements, side letter agreements and any other agreement, document or instrument listed on Exhibit A INSOFAR ONLY as they directly relate and are attributable to the Leases, Wells, Hydrocarbons, or Facilities or the contractual and wellbore rights thereon or therein or the ownership or operation thereof, or the production, treatment, non- regulated transportation, gathering, marketing, sale, processing, handling disposal, storage or transportation of hydrocarbons, water, or substances associated therewith {the "Assumed Contracts"); and

     f. copies of records relating to the Leases, Wells, Hydrocarbons, Assumed Contracts and Facilities in the possession of Seller (the "Recordso) and including as follows: all (i) lease, mineral interest, land, and division order files (including any abstracts of title, title opinions, certificates of title, title curative documents, and division orders contained therein), (ii) the Assumed Contracts; (iii) all well, facility, operational, environmental, regulatory, compliance and historic production files and (iv) all geological and geophysical files relating to the Leases (the "Geologic Data"), but not including any records which (i) Seller is prohibited from transferring to Buyer by law or existing contractual relationship (including Geologic Data that is not transferable without payment of a fee or other penalty to any third party which Buyer has not separately agreed in writing to pay). Operator's general accounting, legal, corporate and financial records shall be excluded from the Records. Such records listed in this Paragraph 2 (f) shall be stored and maintained at the offices of the Seller and made available to the Buyer upon reasonable advance notice, during non-business hours, for the purposes of perusal or

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          duplication at Buyer's expense.

2.1  RESERVED.

2.2 CONVEYANCING INSTRUMENTS. The Assets to be conveyed by Seller to Buyer shall be conveyed "AS IS, WHERE IS" with the express conditions and limitations contained in this Agreement, and they shall be transferred pursuant to a Conveyance, Assignment and Bill of Sale in substantially the form of Exhibit B (the oAssignment) which shall contain a special warranty of title. Such Special Warranty will limit the Seller's covenants of warranty to encumbrances and defects caused by the Seller and will require the Seller to warrant and defend title for claims by, through or under Seller, but against none other.

2.3 PURCHASE PRICE. As partial consideration for the sale of the Assets, Buyer shall pay to Seller or its respective designee, three million seven hundred fifty thousand US dollars ($3,750,000.00) (the opurchase Priceo), as set forth below. The Purchase Price as adjusted in accordance with Section 2.5 shall be referred to as the "Adjusted Purchase Price". The Adjusted Purchase Price shall be paid at Closing by Buyer by completed wire transfer, In Immediately available funds, as directed in writing by Seller.

2.4 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated for consent, defect and casualty loss adjustments as set forth in Schedule 2.4. Within 30 days after Closing, Buyer and Seller shall agree in writing as to the allocation of the Purchase Price among the Assets for tax purposes under the methodology required by Section 1060 of the Internal Revenue Code of 1986, as amended (the "code") and the Treasury Regulations promulgated thereunder. Such allocation may be revised, from time to time, by a mutual written consent of Buyer and Seller, so as to reflect any matters that need updating (Including Purchase Price adjustments, if any). Buyer and Seller agree to be bound by such allocation of the Purchase Price for all tax purposes; to consistently report such allocations for all federal, state and local Income tax purposes (including for purposes of Internal Revenue Service Form 8594); and to timely file all reports required by the Code concerning the Purchase.

2.5 ADJUSTMENTS TO PURCHASE PRICE. The Purchase Price shall be adjusted in accordance with this Section 2.5.

     (a). The Purchase Price shall be increased by the following amounts (without duplication}:

          (i) The amount of all expenses relating to the Assets incurred by Seller and attributable to the period after the Effective Date, including, without limitation, (a) all operating expenditures,
               (b) all capital expenditures, royalty disbursements, and severance and production tax payments, (c) all prepaid expenses paid by Seller and attributable to the period after the Effective Date (other than delay rentals due prior to the Effective Date), and (d) all other expenses under applicable operating agreements (including overhead chargeable thereunder), participation, production handling, production processing, exploration and development agreements and other similar types of agreements which cover or relate to any of the Assets between Seller and Buyer or any other unaffiliated third party (to the extent not reimbursed by other parties and to the extent not related solely to the negotiations and consummation of this Agreement);

          (ii) An amount equal to the value of all hydrocarbons In storage above the pipeline connection on the Effective Date that are produced from, attributable to, or otherwise credited to the Assets, priced at the closing spot price for Louisiana Light Sweet Crude three (3) days prior to the Closing;


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          (iii)The amount of any property or ad valorem taxes  assessed  against or related to the Assets that were paid by Seller prior to the Effective Date but allocable to the period of time from and after the Effective Date;

     (b). The Purchase Price shall be decreased by the following amounts:

          (i) If the average gross oil production attributable to the entire 8/8ths or 100% WI ownership position in the Leases at the end of the 15-day period immediately prior to the Effective Date is less than 100 Barrels of 011 Equivalent Per Day "BOEPD"), the Purchase Price payable to Seller shall be reduced by $31,250.00 per barrel per barrel of oil equivalent deficiency as follows: the Purchase Price issued hereunder shall be adjusted by a reduction in Purchase Price of $31,250.00 per barrel of oil equivalent times the difference between 100 BOEPD and the actual average daily production. However, in no event shall the Purchase Price be reduced below $3,750,000.00. For the purposes hereof, 33 MMBTU of gas production per day shall equal 1 barrel of oil production per day. Buyer's and Operator's closing obligations are each contingent upon average daily production of 100 BOEPD for at least 15 days prior to closing; provided, however, that Buyer and Operator each reserve the right to waive their respective conditions to Close set forth in this Section 2.5(b);

          (ii) An amount equal to the gross proceeds received by Seller from the sale of Hydrocarbons produced from, attributable to, or otherwise credited to the Assets after the Effective Date;

          (iii)The amount of any property or ad valorem taxes assessed against or related to the Assets that will be paid by Buyer after the Effective Date but allocable to the period of time prior to the Effective Date;

          (iv) Any other amount agreed upon by Seller and Buyer in writing.

2.6 CLOSING STATEMENT. Seller shall prepare and deliver to Buyer an accounting statement to be executed at Closing (the closing Statement) no later than two (2) business days prior to Closing that shall set forth the adjustments to the Purchase Price made in accordance with this Agreement, it being understood and agreed that the Closing Statement shall contain reasonable estimates where actual amounts are not known at the Closing and that as actual costs and revenues are known, these amounts will be taken into account in the Final Accounting Statement. The Closing Statement shall be prepared in accordance with generally accepted accounting principles used in the oil and gas industry.

2.7 EFFECTIVE DATE OF SALE. The effective date of the sale of the Properties described in Section 1.1, hereof, shall be May 1, 2013 (the oeffective Date").

2.8 CLOSING. The closing of this transaction (the closingo) shall be on or before May 1, 2013, at the offices of the Operator, or such other time and place as the Parties may agree or as adjusted pursuant to this Agreement. Participant may elect, by written notice delivered to Operator not later than 5:00 p.m. CST on April 24, 2013, to extend the day of Closing until May 15, 2013. If the Closing Date is extended under this (or any other ) Section, the Effective Date shall also be extended and the new Effective Date shall be the date on which Closing actually occurs (the "Closing Dateo). At the Closing, Participant shall deliver to Operator in good funds the Adjusted Purchase Price, together with an executed counterpart of the Operating Agreement provided for in Section 6, below, and Operator shall execute and deliver to Participant the Assignment of Participant's interest in the Properties. At the closing, Participant agrees to indicate its acceptance of the Development Program by providing the signature of its appropriate officer on the signatory line on the last page of each Stage of the


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     Development  Program.  Within  ninety  (90) days after the date of Closing,
     Seller shall prepare a final accounting statement for the adjustments to the Purchase Price provided for in Section 2 and any other adjustments
     arising  pursuant  to  this  Agreement.   Seller  shall  submit  the  Final
     Accounting Statement to Buyer, along with copies of third party vendor invoices in excess of $10,000.00, or other evidence of expenses agreed to by Seller and Buyer and Buyer shall have ten (1O) days to review same and confirm accuracy thereof (failure to deliver a written objection within such 10-day period shall be deemed agreement with the Final Accounting Statement). Upon agreement by Seller and Buyer or upon the expiration of said ten (10) day period Seller or Buyer, whichever the case maybe shall promptly pay to the other such sum as may be found due, after making adjustments for any payments made at Closing In accordance with the Closing Statement.

2.9 POST-CLOSING ACTIONS FOR DEVELOPMENT PROGRAM. The Development Program consists of the working over of, replacement of pumps in, or recompletion of ten (10) wells, each of which is included in the Properties and has been determined by the Operator to possess enhanced production potential. Operator may determine and propose the operations relating to the Development Program in accordance with the JOA. It is anticipated that the initiation of the Development Program shall commence on or before May 21, 2013. However, the description of the Development Program, and the timeframe for the operations contemplated by the Development Program, set forth herein, are a present expression of intent only and shall not be binding on the parties. A binding commitment to participate in any operations within the Development Program shall only arise pursuant to the JOA and proposals made thereunder.

3. OPERATING AGREEMENT. There is attached to this Agreement as Exhibit 11co a form of Joint Operating Agreement (the "JOA") naming Operator as "operator". The JOA shall be deemed effective by and between Operator and Participant at Closing. All operations associated with the Properties shall be governed by the provisions of the JOA. In the event of a conflict between the provisions contained in this Agreement and the JOA, or any other Annex attached hereto, the provisions of the JOA shall prevail.

4. ASSUMPTION OF OBLIGATIONS OF OPERATOR BY PARTICIPANT; MUTUAL INDEMNITIES.


     (a). As a result of its purchase of the Assets, the Participant shall own an undivided working interest in the Properties, thereby becoming obligated to bear its pro rata share of the cost and expense of all of the duties, liabilities and burdens otherwise borne by Operator under the terms and provisions of the Leases and any other related documents burdening the title, as it was acquired by Operator. If the Closing occurs, then from and after the Closing, except for matters for which Seller indemnifies Buyer hereunder, Buyer shall indemnify and hold harmless Seller (and its partners, affiliates, directors, officers, officers and agents) from and against any Claims, damages, liabilities, losses, costs and expenses (including, without limitation, attorneys' fees) of any kind arising from or relating to
          (i) the ownership or operation of the Assets, whether arising before or after the Closing, (ii) the breach of any representation or warranty of Buyer, and (iii) the breach of any of Buyer's covenants hereunder. THE FOREGOIING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS OR LIABILITIES, OR SUCH CLAIMS, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS OR EXPENSES ARISE OUT OF (I) NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE, CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE) OF ANY INDEMNIFIED PARTY, OR (II) STRICT LIABILITY.

     (b). If the Closing occurs, then from and after the Closing, Seller shall indemnify and hold harmless Buyer (and its partners, affiliates, directors, officers, officers and agents) from and against any Claims,


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          damages, liabilities,  losses, costs and expenses (including,  without limitation, attorneys' fees) arising from or related to (i) the breach of Seller's representations and warranties hereunder (limited to the survival period of such representations and warranties), and (ii} the breach of Seller's covenants hereunder. The sole and exclusive remedy of Buyer with respect to the Assets shall be pursuant to the express provisions of this Agreement (and the special warranty of title contained in the Assignment). Without limitation of the foregoing, the sole and exclusive remedy of Buyer for any and all {a) claims relating to any representations, warranties, covenants and agreements contained In this Agreement, (b) other claims pursuant to or in connection with this Agreement and (c) other claims relating to the Assets and the purchase and sale thereof shall be any right to indemnification from such claims that is expressly provided in this Agreement, and if no such right of indemnification Is expressly provided, then such claims are hereby waived to the fullest extent permitted by law (except claims arising under the special warranty of title in the Assignment). Notwithstanding anything in this Agreement to the contrary, Seller shall never have any liability to Buyer under this Agreement, for breaches of Seller's representations or warranties, in excess of ten
          percent  {10%)  of  the  unadjusted   Purchase  Price,   and  Seller's
          indemnification obligations, for breaches of representations and/or warranties, shall be capped at such maximum amount.

5. WELL INFORMATION. With respect to each Stage of the Development Program, Operator shall:

     a. furnish Participant with all information, including daily reports, as such information becomes available from the undertaking of Program activities;

     b. permit Participant, Its agents and representatives, access to the well sites associated with the Development Program at all times: and

     c. notify Participant in time for its representatives to be present when Operator plans to perform any test on any Program-related well.

6. RELATIONSHIP OF THE PARTIES. It is not the intention or purpose of the Parties to create hereunder any partnership, mining or otherwise, joint venture or association relationship or the relationship of agency or employer and employee, and neither this Agreement nor any of the operations hereunder shall be construed as creating any such relationship. The Parties expressly agree that no Party shall be responsible for the obligations of the other Party, each Party being severally responsible only for its obligations arising hereunder and liable only for its proportionate share of the costs and expenses incurred hereunder.

7. POWER AND AUTHORITY. Each Party represents hereby that it has all necessary and appropriate authority to execute, deliver, and fulfill the requirements imposed by this Agreement.

8. PENDING LITIGATION. Operator represents that there are no pending suits, actions, notices of violations, or other governmental proceedings (collectively, "Claims" or to Operator's knowledge, any such threatened Claims in which (i) Operator is or may be a party that relate to the Properties or (ii) that affect the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

9. BASIC DOCUMENTS. The Operator represents and warrants that, to the best of its knowledge, the following documents are in full force and effect and constitute valid and binding obligations of the parties thereto:


     a. the oil, gas and/or mineral leases which are included as part of the Oil and Gas Properties;

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
     b.   all  contracts  and  agreements,   licenses,  permits  and  easements,
          rights-of-way and other rights-of-surface use comprising any part of or otherwise relating to the Properties; and

     c. all contracts and agreements that are reasonably necessary to own, operate, develop, or maintain the Properties In accordance with the prudent practices of the oil and gas industry.

10.1 NO NOTICE OF VIOLATION. Operator represents and warrants that it has received no written notice of violation from any person, (Including, without limitation, federal or state governmental agencies or owners of the surface of the lands covered by any Lease) alleging or claiming that any of the Assets, or any of Operator's operations with respect to the Assets, Is In material violation of any laws, orders or regulations pertaining to human health and the environment, waste materials or hazardous substances ("Environmental Laws").

10.2 OTHER COMPLIANCE WITH LAWS. The Operator represents and warrants:

     a. that the ownership and operation of the Properties by Operator has been and remains in conformity, in all material respects, with all applicable laws, rules, regulations guidelines and orders of all governmental agencies having jurisdiction, relating to the Properties, other than Environmental Laws (which are addressed solely by Section
          10.1 above); and

     b. that all wells operated by Operator on the Properties that are shut In or temporarily inactive are In material compliance with all applicable regulations, laws or rules other than Environmental Laws (which are addressed solely by Section 10.1 above).

11. BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants, as of the date of this Agreement and as of the Closing, that:

     a. Buyer is acquiring the Assets for its own account and not with the Intent to make a distribution in violation of the Securities Act of 1933 as amended (and the rules and regulations pertaining thereto) or In violation of any other applicable securities laws, rules or regulations.

     b. Buyer has (and had prior to negotiations regarding the Assets) such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the Assets. Buyer Is able to bear the risks of an investment in the Assets and understands the risks of, and other considerations relating to, a purchase of the Assets. Buyer is an "Accredited Investor" as that term is defined by Rule 501 of Regulation D of the Securities and Exchange Commission, and understands the risks Involved in an Investment in the Assets, including that there may be no market for Buyer to sell the Assets after Closing and that revenue therefrom Is contingent and dependent upon many factors which cannot be predicted with certainty. BUYER UNDERSTANDS THAT THESE ASSETS HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION, THE TEXAS SECURITIES BOARD, OR WITH THE SECURITIES COMMISSION OF ANY OTHER STATE AND MAY NOT BE RE-OFFERED FOR SALE OR RESOLD UNLESS IT IS REGISTERED UNDER SUCH ACTS OR IN A TRANSACTI ON EXEMPT UNDER SUCH ACTS.NEITHER THE SECURITIES EXCHANGE COMMISSION NOR THE TEXAS SECURITIES COMMISSIONER (NOR THE APPLICABLE AUTHORITY OF ANY OTHER STATE)

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
          RECOMMENDS NOR ENDORSES THE PURCHASE OF THE ASSETS.


12. BUYER'S DUE DILIGENCE; TITLE AND ENVIRONMENTAL DEFECTS.

     a. Participant may, to the extent it deems appropriate, conduct, at its sole cost, such title examination or other investigation as it may choose to conduct with respect to the Properties. To facilitate such review, Operator shall, promptly after the execution of this Agreement, grant Buyer access to Operator's title opinions, abstracts, runsheets, and other title documentation relating to the Assets. Should, as a result of such examination and investigation, or otherwise, matters come to Participant's attention which would constitute "Defects" (as defined below) Participant shall notify Operator in writing of such Defects at least ten (10) business days prior to the Closing. Such Defects of which Participant so provides notice are herein called "Asserted Defects". To be effective, the notice must describe the Asserted Defect(s) with reasonable detail.

     b.   "Defects" shall mean any of the following:

          (i) Seller's ownership of the working interest in a Lease or Well is clearly less than that set forth on Exhibit A.

          (ii) Liens. Seller's ownership of a Lease or Well ls subject to a lien other than (A) a lien for taxes which are not yet delinquent or
               (B) a mechanic's or materialmen's lien (or other similar lien), or a lien under an operating agreement or similar agreement, to the extent the same relates to expenses incurred which are not yet delinquent or (C) liens which will be released at or before Closing.

          (iii)Environmental  Matters.   Except  as  disclosed  on  any  Exhibit
               hereto, an Asset is in material violation of Environmental Laws.

          Defects shall not include (i) defects or irregularities that have been cured by the passage of time, including, without limitation, applicable statutes of limitation or statutes for prescription; (ii) minor defects relating to capacity, authority, or marital status,
          (iii) defects or irregularities in title that have not delayed or prevented Seller (or Seller's predecessor) within the last 5 years, from receiving its share of the proceeds of production from any unit or Well; or (iv) the presence or absence in Seller's files of title opinions, abstracts, records, documents, or other information, it being acknowledged and agreed that Buyer shall be responsible for obtaining any title or other information it deems necessary for a complete evaluation of the Assets.

     c. In the event that Participant notifies Operator of Asserted Defects, Operator shall have the right (but not the obligation} to attempt to cure such Asserted Defects to the reasonable satisfaction of Participant, and for the purpose of curing such Asserted Defects, Operator may on written notice to Participant elect to delay Closing as to the Asset(s) directly affected by the Asserted Defects, for a period not to exceed 30 days, in which event the Purchase Price at Closing shall be adjusted downward by the value allocated on Schedule
          2.4 to the Asset(s) as to which Closing is delayed. If Operator cures an Asserted Defect to the reasonable satisfaction of Participant within such time, the Parties shall hold a supplemental closing as to the applicable cured Asset(s).

     d. If Operator cannot or chooses not to cure any Asserted Defect, the Parties shall attempt in good faith to agree upon an appropriate adjustment for the Asserted Defects. If the Parties are unable to agree upon such adjustment amount, Operator may elect to exclude the affected Asset(s) from this transaction, in which event the Purchase Price shall be reduced by the value allocated thereto on Schedule 2.4, provided however that Operator may elect to designate as an appropriate adjustment (which shall be deemed agreed to):

          (1) for defects described in Section 12(b)(i), the deficiency in working interest, multiplied by the allocated value of the affected Asset(s);

          (2) for defects described In Section 12(b)(ll), the lesser of the amount required to remove the applicable lien or the allocated value of the affected Asset(s);

          (3) for defects described in Section 12(iii), the amount reasonably required to bring the affected Asset(s) into material compliance with Environmental Law.

          Notwithstanding the foregoing, there shall be no adjustment for any uncured Asserted Defect except to the extent the amount of such adjustment exceeds $30,000.


13. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE PARTIES TO CLOSE. The obligations of the Parties, respectively, to consummate the transactions contemplated in this Agreement at Closing are subject to the following conditions:

     a. Each and every representation and warranty of the other Party under this Agreement shall be true and accurate in all material respects as of the date when made and, for the purposes of serving as a condition to Close, shall be true and accurate in all material respects at and as of the time of Closing, as if It had been made again at and as of the time of Closing.

     b. The other Party shall have complied In all material respects with its covenants under this Agreement.

     c. The downward adjustments to the Purchase Price under Section 12 shall not exceed ten percent (10%) of the unadjusted Purchase Price.

     d. There has been average daily production of 100 BOEPD from the Assets for at least 15 days prior to Closing.

          If Buyer's conditions to close are unmet on the Closing Date, or if the Closing does not occur on the Closing Date and Buyer is not in material breach of this Agreement, Buyer may terminate this Agreement. If Seller's conditions to close are unmet on the Closing Date, or if the Closing does not occur on the Closing Date and Seller is not In material breach of this Agreement, Seller may terminate this Agreement. If either Party proceeds to Closing with knowledge that any of its conditions to closing are not met, such Party shall be deemed to have waived all claims related to such condition(s).

14. DISCLAIMERS.

THE EXPRESS REPRESENTATIONS AND WARRANTI ES OF SELLER CONTAINED IN THIS AGREEMENT, AND THE SPECIAL WARRANTY OF TITLE IN THE ASSIGNMENT, ARE EXCLUSIVE AND ARE IN LIEU OF ALL OTHER REPRESENTATI ONS AND WARRANTIES, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND SELLER EXPRESSLY DISCLAIMS ANY AND ALL SUCH OTHER REPRESENTATIONS AND WARRANTI ES, INCLUDING, WITHOUT LIMITATION AS THE CONDITION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE

CONFORMITY TO MODELS OR SAMPLES OF MATERIALS OR MERCHANTABILITY OF EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, AND, WITHOUT ANY EXPRESS, IMPLIED OR OTHER WARRANTY OR REPRESENTATION AS TO THE QUALITY OR QUANTITY OF HYDROCARBONS ATTRIBUTABLE TO THE ASSETS OR THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS. WITHOUT LIMITATION OF BUYER'S RIGHTS TO ASSERT DEFECTS AS PROVIDED HEREIN, BUYER SHALL HAVE INSPECTED, OR WAIVED (AND UPON CLOSING SHALL BE DEEMED TO HAVE WAIVED) ITS RIGHT TO INSPECT THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACINCLUDING BUT NOT LIMITED TO CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS AND OTHER MAN MADE FIBERS, OR NATURALLY OCCURRING RADIOACTIVE MATERIALS. BUYER IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND BUYER SHALL ACCEPT ALL OF THE SAME IN THEIR "AS IS", "WHERE IS", CONDITION. ALL DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY SELLER OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO BUYER ARE PROVIDED BUYER AS A CONVENIENCE, AND SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OF SUCH INFORMATION, WHICH SHALL NOT CREATE OR GIVE RISE TO ANY LIABILITY OF OR AGAINST SELLER.

15. MISCELLANEOUS.

     a. This document contains the entire understanding of the Parties relative to the purchase of the Assets, and there is no other agreement, either oral or written, between them governing the subject matter hereof (other than the JOA referred to above}. This Agreement may be amended by the consent of both of the parties to a written document setting forth the amendment. No rights of either of the parties may be waived without a written waiver signed by the Party sought to be charged with the waiver.

     b. Any notice required to be given pursuant to this Agreement shall be in writing and shall be delivered in person, or by private courier service, with written receipt of acceptance returned to the sender, or via registered mail, return receipt requested, postage prepaid, or by telecopier {with confirmation of receipt by telecopier sent within one hour of completion of transmission, with the result that, if there is no such confirmation of receipt by telecopy, the original notice sent by telecopier shall not be deemed effective notice} to each of the Parties at the address, or at the telecopier number, set forth in the opening paragraph of this Agreement. The agent for receipt of any notice shall be the individual who has executed this Agreement on behalf of each of the Parties. The agent and/or address for each of the Parties may be unilaterally altered by either Party upon providing written notice thereof to the other Party. Notice shall be deemed delivered when received at each of the addresses set forth in the opening paragraph of this Agreement, except with respect to telecopies, which shall be deemed received as provided above in this section.

     c. The failure of any party to seek redress for any violation or to insist upon the strict performance, of any provision of this Agreement shall not prevent any party from seeking redress for any subsequent act, or failure to act, or to insist upon the strict performance of this Agreement. No single or partial exercise by a Party of any right or remedy hereunder shall preclude other, or further exercise thereof, or the exercise of any other right or remedy.

     d. This Agreement shall be governed by the laws of the State of Texas, and venue for any litigation arising to resolve dispute arising hereunder shall lie in Harris County, Texas.

     e. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties and their respective, heirs, successors or assigns.

     f.   Time is of the essence of this agreement.

     g. The representations and warranties made herein by the Parties shall terminate six (6) months after the Closing (provided that the special warranty of title in the Assignment shall survive forever).

     h. This Agreement may not be assigned, in whole or in part, by either Party without the express written consent of the other Party (which may be withheld in such Party's sole discretion), and any assignment that is made without such consent shall be void.

     i. NOTWITHSTANDING ANYTHI NG HEREIN TO THE CONTRARY NEITHER PARTY SHALL HAVE ANY LIABILITY UNDER THIS AGREEMENT, OR OTHERWISE IN CONNECTION HEREWITH, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES.

                             Signature page follows

IN WITNESS WHEREOF, this Agreement Is executed effective as of the date first set forth above, (but the transfer of the Assets shall be effective as of the Effective Date, as provided above}.




OPERATOR:                                       PARTICIPANT:
SELLER                                          BUYER
Five J.A.B., Inc.                               Three Forks, Inc.


By: /s/ James A. Bohannon, Jr.                  By: /s/ W. Edward Nichols
-------------------------------                 ----------------------------
James A. Bohannon, Jr.                          Edward Nichols
President                                       Chairman and Counsel

                                    EXHIBIT A
                DESCRIPTION OF THE PROPERTIES, INTEREST AND WELLS

                                    (omitted)

                                    EXHIBIT B
                 FORM OF CONVEYANCE, ASSIGNMENT AND BILL OF SALE


                                    (omitted)

                                    EXHIBIT C
                               OPERATING AGREEMENT


                                    (omitted)